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                  [LETTERHEAD OF FULBRIGHT & JAWORSKI L.L.P.]



                              September 16, 2003


Alexion Pharmaceuticals, Inc.
352 Knotter Drive
Cheshire, CT 06410

   Re: Alexion Pharmaceuticals, Inc.

Dear Sirs:

   We have acted as counsel to Alexion Pharmaceuticals Inc. (the "Company") in connection the sale of 3,600,000 shares of common stock of the Company, par value $0.0001 per share (the "Shares"), pursuant to an Underwriting Agreement (the "Underwriting Agreement"), dated as of September 12, 2003, by and between the Company and Bear, Stearns & Co. Inc., as Representative of the several underwriters named therein. A prospectus supplement, dated September 12, 2003, has been filed under Rule 424(b)(5) of the Securities Act of 1933, as amended (the "Act"), on September 16, 2003, with respect to the sale of the Shares, to the prospectus dated October 16, 2000, which was part of a Registration Statement on Form S-3 (Registration No. 333-47594), as amended, which became effective under the Act on October 16, 2000.

   We have examined such corporate records, other documents and questions of law as we have deemed necessary or appropriate for the purposes of this opinion.

   Upon the basis of such examination, we advise you that, in our opinion, the Shares have been duly and, when issued and paid for in accordance with the Underwriting Agreement, will be validly authorized, legally issued, fully paid and non-assessable.

   We consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K which is incorporated by reference into the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Supplement contained therein and elsewhere in the Registration Statement and Supplement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.



                                             Very truly yours,


                                             /S/  FULBRIGHT & JAWORSKI L.L.P.